RESCISSION AGREEMENT

This Rescission Agreement (this "Rescission Agreement"), dated September 22nd 2011, is made is made between GroveWare Holding, Inc. ("GroveWare Holdings"), the sole stockholder of GroveWare Technologies Ltd ("GroveWare"), and Great Wall Builders, Ltd, a Texas corporation (the "GWBU") and the majority stockholder of Great Wall Builders, Inc. (the "Controlling Stockholder").

WHEREAS, on August 16th, 2011, the GWBU, the Controlling Stockholder, GroveWare and GroveWare Holdings, Inc., entered into a certain Share Exchange Agreement (the "Share Exchange Agreement"); and,

WHEREAS, GWBU, the Controlling Stockholder, GroveWare and GroveWare Holdings, desire to mutually rescind the Share Exchange Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

The Share Exchange Agreement entered into between the GWBU, the Controlling Stockholder, GroveWare and GroveWare Holdings, Inc., on August 16th, 2011 is hereby rescinded, set aside and held for naught and all consideration paid by either party is hereby returned to the respective parties.

IN WITNESS WHEREOF, the parties have executed this Rescission Agreement as of the date first above written.

GREAT WALL BUILDERS LTD.

Name: Peter Evan Bell
Title: Chief Executive Officer

GROVEWARE TECHNOLOGIES LTD.

Name: Hrair Achkarian
Title: Chief Executive Officer

GREAT WALL BUILDERS LTD. CONTROLLING STOCKHOLDER

Name: Peter Evan Bell

GROVEWARE SHAREHOLDER

Name: GroveWare Holdings Inc.